EXBHIBIT 4.3
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                                SUNAMERICA INC.



                                      AND



                             THE BANK OF NEW YORK,
                          AS PURCHASE CONTRACT AGENT


                          PURCHASE CONTRACT AGREEMENT



                         DATED AS OF NOVEMBER 6, 1996





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                               TABLE OF CONTENTS


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                                   ARTICLE 1
            Definitions and Other Provisions of General Application

Section 1.01.  Definitions.............................................1
Section 1.02.  Compliance Certificates and Opinions....................9
Section 1.03.  Form of Documents Delivered to Agent...................10
Section 1.04.  Acts of Holders; Record Dates..........................11
Section 1.05.  Notices, Etc., to Agent and the Company................12
Section 1.06.  Notice to Holders; Waiver..............................13
Section 1.07.  Effect of Headings and Table of Contents...............13
Section 1.08.  Successors and Assigns.................................14
Section 1.09.  Separability Clause....................................14
Section 1.10.  Benefits of Agreement..................................14
Section 1.11.  Governing Law..........................................14
Section 1.12.  Legal Holidays.........................................14
Section 1.13.  Counterparts...........................................15
Section 1.14.  Inspection of Agreement................................15
Section 1.15.  Appointment of Financial Institution as Agent for
               the Company ...........................................15

                                   ARTICLE 2
                          Security Certificate Forms

Section 2.01.  Forms of Security Certificates Generally; Book-Entry...15
Section 2.02.  Form of Agent's Certificate of Authentication..........18

                                   ARTICLE 3
                                The Securities

Section 3.01.  Title and Terms; Denominations.........................18
Section 3.02.  Rights and Obligations Evidenced by the
               Security Certificates .................................18
Section 3.03.  Execution, Authentication, Delivery and Dating.........19
Section 3.04.  Temporary Security Certificates........................20
Section 3.05.  Registration; Registration of Transfer and Exchange....20
Section 3.06.  Mutilated, Destroyed, Lost and Stolen Security
               Certificates...........................................22
Section 3.07.  Persons Deemed Owners..................................23
Section 3.08.  Cancellation...........................................24
Section 3.09.  Securities Not Separable...............................25
Section 3.10.  No Consent to Assumption...............................25
Section 3.11.  Cusip Numbers..........................................25

                                   ARTICLE 4
                              The Treasury Notes

Section 4.01.  Payment of Interest; Interest Rights Preserved.........25
Section 4.02.  Transfer of Treasury Notes upon Certain Events or
               Sale of Treasury Notes.................................26

                                   ARTICLE 5
                            The Purchase Contracts

Section 5.01.  Purchase of Shares of Common Stock on the Final
               Settlement Date........................................28
Section 5.02.  Contract Fees..........................................29
Section 5.03.  Deferral of Payment Dates for Contract Fees............30
Section 5.04.  Payment of Purchase Price..............................31
Section 5.05.  Issuance of Common Stock...............................31
Section 5.06.  Settlement Rate; Adjustment of Settlement Rate for
               Dividends, Distributions, Stock Splits, Etc............32
Section 5.07.  Notice of Adjustments and Certain Other Events.........38
Section 5.08.  Acceleration; Notice...................................39
Section 5.09.  Bankruptcy Event or Sale of Assets; Notice.............42
Section 5.10.  Holder's Early Settlement..............................43
Section 5.11.  No Fractional Shares...................................44
Section 5.12.  Charges and Taxes......................................45

                                   ARTICLE 6
                                   Remedies

Section 6.01.  Unconditional Right of Holders to Receive Contract
               Fees and Purchase Common Stock.........................45
Section 6.02.  Restoration of Rights and Remedies.....................46
Section 6.03.  Rights and Remedies Cumulative.........................46
Section 6.04.  Delay or Omission Not Waiver...........................46
Section 6.05.  Undertaking for Costs..................................46
Section 6.06.  Waiver of Stay or Extension Laws.......................47


                                   ARTICLE 7
                                   The Agent

Section 7.01.  Certain Duties and Responsibilities....................47
Section 7.02.  Notice of Default......................................48
Section 7.03.  Certain Rights of Agent................................48
Section 7.04.  Not Responsible for Recitals or Issuance of Securities.50
Section 7.05.  May Hold Securities....................................50
Section 7.06.  Money Held in Custody..................................50
Section 7.07.  Compensation and Reimbursement.........................50
Section 7.08.  Corporate Agent Required; Eligibility..................51
Section 7.09.  Resignation and Removal; Appointment of Successor......52
Section 7.10.  Acceptance of Appointment by Successor.................53
Section 7.11.  Preservation of Information; Communications to Holders.53
Section 7.12.  No Obligations of Agent................................54
Section 7.13.  Tax Compliance.........................................54
Section 7.14.  Merger, Conversion, Consolidation or Succession to
               Business of Agent......................................55

                                   ARTICLE 8
                            Supplemental Agreements

Section 8.01.  Supplemental Agreements Without Consent of Holders.....55
Section 8.02.  Supplemental Agreements with Consent of Holders........56
Section 8.03.  Execution of Supplemental Agreements...................57
Section 8.04.  Effect of Supplemental Agreements......................57
Section 8.05.  Reference to Supplemental Agreements...................57

                                   ARTICLE 9
                                   Covenants

Section 9.01.  Performance under Purchase Contracts...................58
Section 9.02.  Maintenance of Office or Agency........................58
Section 9.03.  Company to Reserve Common Stock........................59
Section 9.04.  Covenants as to Common Stock...........................59
Section 9.05.  Statements of Officers of the Company as to Default....59


               PURCHASE CONTRACT AGREEMENT, dated as of November 6, 1996, between SunAmerica Inc., a Maryland corporation (the "Company"), and The Bank of New York, a New York banking corporation, acting as purchase contract agent for the Holders of Securities from time to time (the "Agent").

                                           RECITALS

               The Company has duly authorized the execution and delivery of this Agreement and the Security Certificates evidencing the Securities.

               All things necessary to make the Company's obligations under the Securities, when the Security Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as in this Agreement provided, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.

                                         WITNESSETH:

               For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:

                                   ARTICLE 1


            Definitions and Other Provisions of General Application

               Section 1.01  Definitions.

               For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

           (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and
           (2) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.
               "Act" when used with respect to any Holder, has the meaning specified in Section 1.04(a).

               "Acceleration" means either a "Company Acceleration" or a "Mandatory Acceleration."




               "Acceleration Date" means either a "Company Acceleration Date" or a "Mandatory Acceleration Date."

               "Acceleration Settlement Fund" has the meaning specified in
Section 5.5.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Agent" means the Person named as the "Agent" in the first paragraph of this instrument until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Agent" shall mean the Person who is then the Agent hereunder.

               "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

               "applicants" has the meaning specified in Section 7.11.0

               "Authorized Newspaper" has the meaning set forth in Section 5.08(c).

               "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

               "Bankruptcy Date" means the date, if any, on which a Bankruptcy Event occurs.

               "Bankruptcy Event" means the occurrence of any of the following events (whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order rule or regulation of any administration or governmental body):

                 (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                (ii) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors.

               "Beneficial Owner" means, with respect to a Book Entry
Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

               "Board of Directors" means the board of directors of the Company or a duly authorized committee of that board.

               "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Agent.

               "Book Entry Interest" means a beneficial interest in a Global Security Certificate registered in the name of a Clearing Agency or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Clearing Agency as described in Section 2.1.0

               "Business Day" means any day that is not a Saturday, Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to be closed.

               "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depository for the Securities and in whose name or in the name of a nominee of that organization, shall be registered a Global Security Certificate and which shall undertake to effect book entry transfers and pledges of the Securities.

               "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

               "Closing Price"means on any day the closing sales price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose.

               "Collateral Agent" means The First National Bank of Chicago, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

               "Common Stock" means the Common Stock, par value $1.000 per share, of the Company.

               "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor.

               "Company Acceleration" has the meaning specified in Section 5.8.

               "Company Acceleration Date" has the meaning specified in
Section 5.8.

               "Company Acceleration Price" shall mean the per share price (payable in shares of Common Stock) at which the Company may accelerate settlement of the Securities, which shall be initially $59.289, declining by $.008060 on each day following November 6, 1996 (computed on the basis of a 360-day year of twelve 30-day months) to $51.01081 on August 31, 1999 and equal to $50.625 thereafter.

               "Contract Fees" means the fees payable by the Company on each Payment Date in respect of each Purchase Contract, equal to 1.00% per annum of the Stated Amount plus any Deferred Contract Fees accrued pursuant to Section 5.3, computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, except that the Contract Fees payable on the first Payment Date will be adjusted so that the Contract Fees payable on such date will be $.122243 per Security.

               "Corporate Trust Office" means the principal corporate trust office of the Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention:
Corporate Trust Trustee Administration.

               "Current Market Price" has the meaning specified in Section
5.6(g).

               "Deferred Contract Fees" has the meaning specified in Section
5.3.

               "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities as contemplated by Section 3.5.

               "DTC" has the meaning specified in Section 2.1.0

               "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

               "Expiration Date" has the meaning specified in Section 1.04(e).

               "Expiration Time" has the meaning specified in Section 5.6(f).

               "Final Settlement Date" means October 31, 1999.

               "Final Settlement Fund" has the meaning specified in Section
5.5.

               "Global Security Certificate" means a Security Certificate that evidences all or part of the Securities and is registered in the name of a Depositary or a nominee thereof.

               "Holder" when used with respect to a Security Certificate (or a Security), means a Person in whose name the Security evidenced by such Security Certificate (or the Security Certificate evidencing such Security) is registered in the Security Register, subject to Section 3.7.

               "Holder's Early Settlement" has the meaning specified in Section 5.10(a).

               "Holder's Early Settlement Amount" has the meaning specified in
Section 5.10(a).

               "Holder's Early Settlement Date" has the meaning specified in
Section 5.10(a).

               "Indenture" means the Prepaid Securities Indenture between the Company and The Bank of New York, as Trustee, dated as of November 1, 1996 as amended by the First Supplemental Indenture between the Company and The Bank of New York, as Trustee, dated as of November 6, 1996 specifically relating to the Prepaid Securities, as amended from time to time.

               "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by its Chairman of the Board, any Vice Chairman, its President, any Vice President or any Treasurer and delivered to the Agent.

               "Mandatory Acceleration" has the meaning specified in Section
5.8.

               "Mandatory Acceleration Date" has the meaning specified in
Section 5.8.

               "Merger or Consolidation" has the meaning specified in Section
5.8.

               "Notice Date" has the meaning specified in Section 5.8.

               "NYSE" means the New York Stock Exchange.

               "Officers' Certificate" means a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President or any Treasurer and delivered to the Agent.

               "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be reasonably acceptable to the Agent.

               "Outstanding Securities" means, as of the date of determination, all Securities evidenced by then Outstanding Security Certificates, except:
                  (i) If a Bankruptcy Event has occurred, Securities for which the underlying Treasury Notes have been theretofore deposited with the Agent in trust for the Holders of such Securities; and

                  (ii) On and after a Company Acceleration Date, Securities as to which the Company has elected to effect a Company Acceleration; provided, however, that in determining whether the Holders of the requisite number of Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Agent knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

               "Outstanding Security Certificates" means, as of the date of determination, all Security Certificates theretofore authenticated, executed and delivered under this Agreement, except:

                 (i) Security Certificates theretofore canceled by the Agent or delivered to the Agent for cancellation; and

                (ii) Security Certificates in exchange for or in lieu of which other Security Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Security Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Security Certificate is held by a bona fide purchaser in whose hands the Securities evidenced by such Security Certificate are valid obligations of the Company.

               "Payment Date" means each April 30 and October 31commencing April 30, 1997.

               "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Pledge" means the pledge under the Pledge Agreement of the Treasury Notes constituting a part of the Securities.

               "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, among the Company, the Collateral Agent and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities.

               "Predecessor Security Certificate" of any particular Security Certificate means every previous Security Certificate evidencing all or a portion of the rights and obligations of the Holder under the Securities evidenced thereby; and, for the purposes of this definition, any Security Certificate authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security Certificate shall be deemed to evidence the same rights and obligations of the Holder as the mutilated, destroyed, lost or stolen Security Certificate.

               "Prepaid Securities" means the series of securities issued under the Indenture and designated the "8.5% Prepaid Premium Equity Redemption Cumulative Securities" to be issued upon a Holder's Early Settlement.

               "Purchase Contract," when used with respect to any Security, means the contract obligating the Company to sell and the Holder of such Security to purchase Common Stock and to pay Contract Fees and Deferred Contract Fees, if any, on the terms and subject to the conditions set forth in
Article 5 hereof.

               "Purchased Shares" has the meaning specified in Section 5.6(g).

               "Record Date" for the interest and Contract Fees payable on any Payment Date means, as to any Global Security Certificate, the Business Day next preceding such Payment Date, and as to any other Security Certificate, the 15th day of the month preceding such Payment Date.

               "Responsible Officer," when used with respect to the Agent, means any officer of the Agent assigned by the Agent to administer its corporate trust matters.

               "Sale of Assets" means a sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any Person which results in a voluntary liquidation, dissolution or winding up of the Company.

               "Sale of Assets Date" means the date upon which a Sale of Assets is approved by the Board of Directors.

               "Security" means the collective rights and obligations of a Holder of a Security Certificate in respect of Treasury Notes with a principal amount equal to the Stated Amount, subject to the Pledge thereof, and a Purchase Contract.

               "Security Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Securities specified on such certificate.

               "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

               "Settlement Date" means an Acceleration Date, a Holder's Early Settlement Date, a Sale of Assets Date or the Final Settlement Date, as applicable.

               "Settlement Rate" has the meaning specified in Article 5.

               "Stated Amount" means $37.50.

               "TIA" means the Trust Indenture Act of 1939, as amended, or any successor statute.

               "Trading Day" has the meaning specified in Section 5.6(g).

                "Treasury Notes" means 7.5% United States Treasury Notes due October 31, 1999.

               "Underwriting Agreement" means the Purchase Agreement dated October 31, 1996 between the Company and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Smith Barney Inc., as representatives of the several Underwriters named therein (collectively, the "Underwriters"), as amended by the First Amendment to the Underwriting Agreement dated November 1, 1996 between the Company and the Underwriters.

               "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

               Section 1.02.  Compliance Certificates and Opinions.

               Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company shall furnish to the Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

               Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

           (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
           (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
           (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
               Section 1.03.  Form of Documents Delivered to Agent.

               In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

               Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

               Section 1.04.  Acts of Holders; Record Dates.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

           (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Agent deems sufficient.
           (c) The ownership of Securities shall be proved by the Security Register.
           (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security Certificate evidencing such Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security Certificate.
           (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Securities in the manner set forth in Section 1.06.
               With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Securities in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

               Section 1.05.  Notices, Etc., to Agent and the Company.

               Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

           (a) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Agent at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Trustee Administration, or at any other address previously furnished in writing by the Agent to the Holders and the Company, or
           (b) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Company at 1 SunAmerica Center, Los Angeles, California 90067-6022, Attention: Susan L. Harris, or at any other address previously furnished in writing to the Agent by the Company.
               Section 1.06.  Notice to Holders; Waiver.

               Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

               Section 1.07.  Effect of Headings and Table of Contents.

               The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

               Section 1.08.  Successors and Assigns.

               All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

               Section 1.09.  Separability Clause.

               In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

               Section 1.10.  Benefits of Agreement.

               Nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Securities evidenced by their Security Certificates by their acceptance of delivery thereof.

               Section 1.11.  Governing Law.

               This Agreement and the Securities shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws.

               Section 1.12.  Legal Holidays.

               In any case where any Payment Date or any Settlement Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Securities) payment in respect of interest on Treasury Notes or Contract Fees or settlement of Purchase Contracts shall not be made, Purchase Contracts shall not be performed and settlement shall not be effected on such date, but such payments shall be made, or the Purchase Contracts shall be performed or settlement effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Payment Date or Settlement Date, as the case may be; provided, that no interest shall accrue or be payable by the Company or any Holder for the period from and after any such Payment Date or Settlement Date, as the case may be.

               Section 1.13.  Counterparts.

               This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

               Section 1.14.  Inspection of Agreement.

               A copy of this Agreement shall be available at all reasonable times at the Corporate Trust Office for inspection by any Holder.

               Section 1.15. Appointment of Financial Institution as Agent for the Company .

               The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations, and in accepting and enforcing performance of the obligations of the Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.05 hereof. Any such appointment shall not relieve the Company in any way from its obligations hereunder.




                                   ARTICLE 2


                          Security Certificate Forms

               Section 2.01.  Forms of Security Certificates Generally;
Book-Entry.

               The Security Certificates (including the form of Purchase Contracts forming part of the Securities evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed or Depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Security Certificates, as evidenced by their execution of the Security Certificates.

               The definitive Security Certificates (if any) shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Security Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

               Every Global Security Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

            THIS SECURITY CERTIFICATE IS A GLOBAL SECURITY CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER
            REFERRED TO AND IS   REGISTERED IN THE NAME OF THE DEPOSITORY TRUST
            COMPANY ("DTC") OR A NOMINEE OF DTC.  THIS SECURITY IS
            EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE
            BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR
            ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

            UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (55 WATER STREET) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY
            PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE
            THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               The Securities will be issued in the form of one or more, fully registered Global Security Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Company. Such Global Security Certificates shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of DTC, and no Holder will receive a definitive Security Certificate representing such Holder's interests in such Global Security Certificates, except as provided in this Section 2.01. Unless and until definitive, fully registered Security Certificates have been issued to a Holder pursuant to the provisions of this Section 2.01:

                 (i) the provisions of this Section 2.001 shall be in full force and effect;

                (ii) the Company and the Agent shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of any amounts on the Global Security Certificates and receiving approvals, votes or consents hereunder) as the Holder and the sole holder of the Global Security Certificates and shall have no obligation to the Beneficial Owner;

               (iii) to the extent that the provisions of this Section 2.001 conflict with any other provisions of this Agreement or the Purchase Contracts, the provisions of this Section 2.001 shall control; and

                (iv) the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants. DTC will make book entry transfers among the Clearing Agency Participants and receive and transmit payments of amounts on the Global Security Certificates to such Clearing Agency Participants.

               Whenever a notice or other communication to the Holders is required to be given under this Agreement, unless and until definitive Security Certificates shall have been issued, the Company and the Agent shall give all such notices and communications, specified herein to be given to Holders, to the Clearing Agency and, with respect to any Security Certificate registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Company and the Agent shall have no notice obligations to the Holder.

               If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities, the Company may, in their sole discretion, appoint a successor Clearing Agency with respect to the Securities.

               If (i) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance or (ii) the Company elects after consultation with the Agent to terminate the book entry system through the Clearing Agency with respect to the Securities, then (x) definitive Security Certificates shall be prepared by the Agent on behalf of the Company with respect to such Securities and (y) upon surrender of the Global Security Certificates by the Clearing Agency, accompanied by registration instructions, the Agent shall cause definitive Security Certificates to be delivered to Holders in accordance with the instructions of the Clearing Agency. Neither the Agent nor the Company shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on and shall be protected in relying on, such instructions.

               Section 2.02.0  Form of Agent's Certificate of Authentication.

               The form of the Agent's certificate of authentication of the Securities shall be in substantially the form set forth on the form of the Security Certificates.




                                   ARTICLE 3


                                The Securities




Section 3.01.  Title and Terms; Denominations.

               The aggregate number of Securities evidenced by Security Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 11,500,000, with a Stated Amount of $37.50 per Security, except for Security Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Security Certificates pursuant to Section 3.04, 3.05, 3.06, 5.10 or 8.5.

               The Security Certificates shall be issuable only in registered form and only in denominations of a single Security and any integral multiple thereof.

               Section 3.02. Rights and Obligations Evidenced by the Security Certificates.

               Each Security Certificate shall evidence the number of Securities specified therein, with each such Security representing the ownership by the Holder thereof of Treasury Notes with a principal amount equal to the Stated Amount, subject to the Pledge of such Treasury Notes by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder shall pledge, pursuant to the Pledge Agreement, dated as of the date hereof, the Treasury Notes to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holders in the Treasury Notes, for the benefit of the Company, to secure the obligation of the Holders under the Purchase Contracts to purchase the Common Stock of the Company. Prior to the purchase, if any, of shares of Common Stock under the Purchase Contracts, the Securities shall not entitle the Holders to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as stockholders of the Company, except to the extent otherwise expressly provided in this Agreement.

               Section 3.03  Execution, Authentication, Delivery and Dating.

               Upon the execution and delivery of this Agreement, at any time and from time to time thereafter, the Company may deliver Security Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Security Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holder and make available for delivery such Security Certificates.

               The Security Certificates shall be executed on behalf of the Company by its Chairman of the Board, any Vice Chairman of the Board, its President or any Vice President or its Treasurer, under its corporate seal which may, but need not, be attested. The signature of any of these officers on the Security Certificates may be manual or facsimile.

               Security Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Security Certificates or did not hold such offices at the date of such Security Certificates.

               No Purchase Contract underlying a Security evidenced by a Security Certificate shall be valid until such Security Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Agent shall be conclusive evidence that the Holder of such Security Certificate has entered into the Purchase Contracts underlying the Securities evidenced by such Security Certificate.

               Each Security Certificate shall be dated the date of its authentication.

               No Security Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Security Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Agent by manual signature, and such certificate upon any Security Certificate shall be conclusive evidence, and the only evidence, that such Security Certificate has been duly authenticated and made available for delivery hereunder.

               Section 3.04.  Temporary Security Certificates.

               Pending the preparation of definitive Security Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Security Certificates, temporary Security Certificates which are in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Security Certificates, as evidenced by their execution of the Security Certificates.

               If temporary Security Certificates are issued, the Company will cause definitive Security Certificates to be prepared without unreasonable delay. After the preparation of definitive Security Certificates, the temporary Security Certificates shall be exchangeable for definitive Security Certificates upon surrender of the temporary Security Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Security Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Security Certificates of authorized denominations and evidencing a like number of Securities as the temporary Security Certificate or Security Certificates so surrendered. Until so exchanged, the temporary Security Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Securities evidenced thereby as definitive Security Certificates.

               Section 3.05.  Registration; Registration of Transfer and
Exchange.

               The Agent shall keep at the Corporate Trust Office a register (the register maintained in such office being herein referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Security Certificates and of transfers of Security Certificates (the Agent, in such capacity, the "Security Registrar").

               Upon surrender for registration of transfer of any Security Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Security Certificates of any authorized denominations and evidencing a like number of Securities.

               At the option of the Holder, if definitive Security Certificates are issued, Security Certificates may be exchanged for other Security Certificates, of any authorized denominations and evidencing a like number of Securities, upon surrender of the Security Certificates to be exchanged at the Corporate Trust Office. Whenever any Security Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Security Certificates which the Holder making the exchange is entitled to receive.

               All Security Certificates issued upon any registration of transfer or exchange of a Security Certificate shall evidence the ownership of the same number of Securities and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Securities evidenced by the Security Certificate surrendered upon such registration of transfer or exchange.

               Every Security Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

               No service charge shall be made for any registration of transfer or exchange of a Security Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Security Certificates, other than any exchanges pursuant to Sections 3.04, 3.06, 5.10, and 8.5 not involving any transfer.

               Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Security Certificate presented or surrendered for registration of transfer or for exchange on or after the Final Settlement Date, an earlier Acceleration Date with respect to the Securities evidenced by such Certificates, a Holder's Early Settlement Date with respect to the Securities evidenced by such Certificates or after the Purchase Contracts have terminated. In lieu of the delivery of a replacement Security Certificate following the Final Settlement Date or an earlier Acceleration Date with respect to the Securities evidenced by such Certificates, the Agent, upon satisfaction of any conditions set forth herein, will deliver the Common Stock issuable pursuant to the Purchase Contracts included in the Securities evidenced by such Certificate, or, if the Purchase Contracts have terminated prior to the Final Settlement Date or a Holder's Early Settlement Date has occurred, upon satisfaction of any conditions set forth herein, transfer the Treasury Notes included in the Securities evidenced by such Certificate.

               The provisions of Clauses (a), (b), (c) and (d) below shall apply only to Global Security Certificates:

           (a) Each Global Security Certificate authenticated and executed on behalf of the Holders under this Agreement shall be registered in the name of Cede & Co., as nominee of DTC as set forth in Section 2.1.
           (b) Notwithstanding any other provision in this Agreement, no Global Security Certificate may be exchanged in whole or in part for Security Certificates registered, and no transfer of a Global Security Certificate in whole or in part may be registered, in the name of any Person other than DTC for such Global Security Certificate or a nominee thereof unless (A) DTC (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security Certificate or (ii) has ceased to be a Clearing Agency registered under the Exchange Act or (B) there shall have occurred and be continuing a default by the Company in respect to its obligations under one or more Purchase Contracts.
           (c) Subject to clause (b) above, any exchange of a Global Security Certificate for other Security Certificates may be made in whole or in part, and all Security Certificates issued in exchange for a Global Security Certificate or any portion thereof shall be registered in such names as DTC shall direct.
           (d) Every Security Certificate authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security Certificate or any portion thereof, whether pursuant to this Section,
Section 3.04, 3.06, 5.10 or 8.5 or otherwise, shall be authenticated, executed on behalf of the Holders and delivered in the form of, and shall be, a Global Security Certificate, unless such Security Certificate is registered in the name of a Person other than the Depositary for such Global Security Certificate or a nominee thereof.
               Section 3.06. Mutilated, Destroyed, Lost and Stolen Security Certificates.

               If any mutilated Security Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and make available for delivery in exchange therefor, a new Security Certificate, evidencing the same number of Securities and bearing a number not contemporaneously outstanding.

               If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security Certificate, and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Agent that such Security Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and make available for delivery to the Holder, in lieu of any such destroyed, lost or stolen Security Certificate, a new Security Certificate, evidencing the same number of Securities and bearing a number not contemporaneously outstanding.

               Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Security Certificate on or after a Bankruptcy Date or a Settlement Date.

               Upon the issuance of any new Security Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent) connected therewith.

               Every new Security Certificate issued pursuant to this Section
3.004 in lieu of any destroyed, lost or stolen Security Certificate shall constitute an original additional contractual obligation of the Company and of the Holder, whether or not the destroyed, lost or stolen Security Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Security Certificates delivered hereunder.

               The provisions of this Section 3.004 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or settlement of mutilated, destroyed, lost or stolen Security Certificates.

               Section 3.07.  Persons Deemed Owners.

               Prior to due presentment of a Security Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Security Certificate is registered as the owner of the Securities evidenced thereby, for the purpose of receiving payments of interest on the Treasury Notes, receiving payments of Contract Fees and any Deferred Contract Fees, delivery of the Treasury Notes, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not the payment of interest on the Treasury Notes or any Contract Fees payable in respect of the Purchase Contracts constituting a part of the Securities evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary.

               Notwithstanding the foregoing, with respect to any Global Security Certificate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from giving effect to any written certification, proxy or other authorization furnished by DTC, as a Holder, with respect to such Global Security Certificate or impair, as between DTC and the Beneficial Owners, the operation of customary practices governing the exercise of rights of DTC as Holder of such Global Security Certificate.

               Section 3.08.  Cancellation.

               All Security Certificates surrendered for delivery of shares of Common Stock on or after the Final Settlement Date or an earlier Acceleration Date, transfer of Treasury Notes after the occurrence of a Bankruptcy Event or Sale of Assets or pursuant to a Holder's Early Settlement or registration of transfer or exchange shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Agent for cancellation any Security Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Security Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Agent. No Security Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Security Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Security Certificates held by the Agent shall be disposed of as directed by Issuer Order, except the Agent itself shall not be required to destroy the Security Certificates.

               If the Company or any Affiliate of the Company shall acquire any Security Certificate, such acquisition shall not operate as a cancellation of such Security Certificate unless and until such Security Certificate is delivered to the Agent cancelled or for cancellation.

               Section 3.09.  Securities Not Separable.

               Notwithstanding anything contained herein or in the Security Certificates to the contrary, for so long as the Purchase Contract comprising a portion of a Security remains in effect, such Security shall not be separable into its constituent parts, for purposes of transfer or exchange of such Security, and the rights and obligations of the Holder of such Security in respect of the Treasury Notes and Purchase Contracts comprising such Security may be acquired, and may be transferred and exchanged, only as a Security. Other than a Security Certificate evidencing a Security, no Holder of a Security, or any transferee thereof, shall be entitled to receive a certificate evidencing the ownership of Treasury Notes or the rights and obligations of the Holder and the Company under a Purchase Contract for so long as the Purchase Contract underlying the Security remains in effect.

               Section 3.10.  No Consent to Assumption.

               Each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee in the event that the Company becomes the debtor under the Bankruptcy Code.

               Section 3.11.  Cusip Numbers.

               The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Agent shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of Acceleration and that reliance may be placed only on the other identification numbers printed on the Securities, and any such Acceleration shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Agent of any change in the CUSIP numbers.

                                   ARTICLE 4


                              The Treasury Notes

               Section 4.01.  Payment of Interest; Interest Rights Preserved.

               Interest on any Treasury Note which is paid on any Payment Date shall, subject to receipt thereof by the Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) of which such Treasury Note is a part is registered at the close of business on the Record Date next preceding such Payment Date. On the first Payment Date, the Agent shall pay, subject to receipt from the Collateral Agent, to the Holders the accrued interest on the Treasury Notes for the period from November 1, 1996 to November 6, 1996 as part of the interest payment on the Treasury Notes.

               Each Security Certificate evidencing Treasury Notes delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Security Certificate shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by the Treasury Notes underlying such other Security Certificate.

               In the case of any Security with respect to which settlement of the underlying Purchase Contract is effected on a Settlement Date after any Record Date and on or prior to the next succeeding Payment Date, interest on the Treasury Notes underlying such Security otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such settlement, and such interest shall, subject to receipt thereof by the Agent, be paid to the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) is registered at the close of business on the Record Date.

               Section 4.02. Transfer of Treasury Notes upon Certain Events or Sale of Treasury Notes.

           (a) Upon the occurrence of a Bankruptcy Event or Sale of Assets and the transfer to the Agent of the Treasury Notes underlying the Securities pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Treasury Notes from each Holder of Securities by written request mailed to such Holder at his address as it appears in the Security Register, in respect of the Treasury Notes underlying the Security Certificate held by such Holder. Upon surrender to the Agent of a Security Certificate with such transfer instructions in proper form for transfer of the Treasury Notes by Federal Reserve Bank-Wire or other appropriate procedure, subject to the receipt of the Treasury Notes, the Agent shall transfer the Treasury Notes evidenced by such Security Certificate to such Holder in accordance with such instructions within three Business Days.
If a Security Certificate is not duly surrendered to the Agent with appropriate transfer instructions, the Agent shall hold the Treasury Notes evidenced by such Security Certificate as custodian for the Holder of such Security Certificate.
           (b) In the event of an Acceleration of Securities, Holders of Securities so accelerated may elect to pay to the Company through the Agent by no later than 5:00 p.m., New York City time on the third Business Day immediately preceding the Acceleration Date in immediately available funds an amount in U.S. dollars equal to the Stated Amount per Security so accelerated. Holders may make the election provided in this paragraph (b) only in integral multiples of 400 Securities. Upon Surrender to the Agent of a Security Certificate with such transfer instructions in proper form for transfer of the Treasury Notes by Federal Reserve Bank-Wire or other appropriate procedure, along with the payment described in the previous sentence, subject to receipt from the Collateral Agent, the Agent shall transfer the Treasury Notes evidenced by such Security Certificate to such Holder in accordance with such instructions within three Business Days of such payment. If payment is made in accordance with the first sentence of this paragraph (b), the Company will issue the number of shares of Common Stock equal to the Stated Amount for the Securities accelerated on the Acceleration Date. The Company will also pay in cash on the Acceleration Date accrued Contract Fees and Deferred Contract
Fees, if any, to holders of Securities who elect to pay the Stated Amount in cash upon an Acceleration as provided in this Section.
           (c) Because Holders may only elect to make a payment in cash pursuant to paragraph (b) above in integral multiples of 400 Securities, Treasury Notes shall be transferred only in denominations of $15,000 and integral multiples thereof. Any Securities accelerated which are not in integral multiples of 400 shall be settled in shares of Common Stock pursuant to Section 5.8.
           (d) In the case of an Acceleration of Securities, the Agent on behalf of each Holder (other than Holders that, pursuant to an election made in accordance with paragraph (b) of this Section, have paid the Stated Amount in immediately available funds not later than 5:00 p.m., New York City time on the third Business Day immediately preceding the Acceleration Date) will sell on the second Business Day immediately preceding the Acceleration Date the Treasury Notes underlying each such Holder's Securities to or through one or more U.S. government securities dealers selected by the Company at the then prevailing prices and automatically apply on the Acceleration Date, out of the proceeds of such sale (excluding premium and accrued interest on the Treasury Notes), an amount equal to the Stated Amount to satisfy in full each such Holder's obligation to purchase the Common Stock from the Company on the Acceleration Date. Any excess proceeds (in respect of premium on the sale of the Treasury Notes) will be paid to such Holder. In the event that the proceeds from the sale of such Treasury Notes (exclusive of accrued interest on the Treasury Notes) is less than the Stated Amount, such proceeds nevertheless will satisfy in full each such Holder's obligation to purchase the Common Stock from the Company on the Acceleration Date. Amounts in respect of accrued interest on the Treasury Notes will be paid to each such Holder on the Acceleration Date. The proceeds of such sales shall be after deduction by the Agent of all commissions and other out-of-pocket transaction costs incurred in connection with the sale of such Treasury Notes and, until the net proceeds of such sale or sales have been distributed to Holders of the Securities, the Agent shall hold such proceeds as custodian for the Holders of Securities.
Such proceeds shall be held by the Agent uninvested without liability to any Person for interest or other compensation thereon.



                                   ARTICLE 5


                            The Purchase Contracts




Section 5.01.  Purchase of Shares of Common Stock on the Final Settlement Date.

               Each Purchase Contract shall obligate the Holder of the related Security to purchase, and the Company to sell, on the Final Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate on the Final Settlement Date, unless, on or prior to the Final Settlement Date, there shall have occurred a Bankruptcy Event , Sale of Assets, an Acceleration or a Holder's Early Settlement with respect to the Security of which such Purchase Contract is a part.

               Each Holder of a Security Certificate evidencing Securities, by his acceptance thereof, authorizes the Agent to enter into and perform the related Purchase Contracts on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions hereof, authorizes the Agent as his attorney-in-fact to enter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Treasury Notes underlying such Security Certificate pursuant to the Pledge Agreement. Each Holder of a Security, by his acceptance thereof, further covenants and agrees, that, to the extent and in the manner provided in Section 5.4 and the Pledge Agreement, but subject to the terms thereof, payments in respect of principal of the Treasury Notes on the Final Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

               Upon registration of transfer of a Security Certificate evidencing Purchase Contracts, the transferee shall be bound (without the necessity of any other action on the part of such transferee), under the terms of this Agreement, the Purchase Contracts evidenced thereby and the Pledge Agreement and the transferor shall be released from the obligations under the Purchase Contracts evidenced by the Security Certificates so transferred. The Company covenants and agrees, and each Holder of a Security Certificate, by his acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

               Section 5.02.  Contract Fees.

               Subject to Section 5.3, the Company shall pay by 12:00 noon New York City time to the Agent, on each Payment Date, the Contract Fees payable in respect of each Purchase Contract for the benefit of the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) evidencing such Purchase Contract is registered at the close of business on the Record Date next preceding such Payment Date. The Contract Fees will be payable at the office of the Agent in The City of New York maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

               Each Security Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Security Certificate shall carry the rights to Contract Fees accrued and unpaid, and to accrue, which were carried by the Purchase Contracts evidenced by such other Security Certificate.

               In the case of any Security with respect to which settlement of the underlying Purchase Contract is effected on a Settlement Date after any Record Date and on or prior to the next succeeding Payment Date, Contract Fees otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such settlement, and such Contract Fees shall be paid to the Person in whose name the Security Certificate evidencing such Security (or one or more Predecessor Security Certificates) is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which settlement of the underlying Purchase Contract is effected on a Settlement Date (other than a Holder's Early Settlement Date), Contract Fees that would otherwise be payable after such Settlement Date with respect to the Purchase Contract underlying such Security shall not be payable. The right to receive Contract Fees including accrued and unpaid Contract Fees and Deferred Contract Fees, if any, shall terminate upon the occurrence of a Bankruptcy Event, and the Company shall have no further obligations with respect thereto.

               The Company's obligations with respect to Contract Fees shall rank equally and pari passu with all other senior and unsubordinated liabilities of the Company.

               Section 5.03.  Deferral of Payment Dates for Contract Fees.

               The Company shall have the right, at any time prior to the Final Settlement Date, an Acceleration Date applicable to a Holder's Securities or Sale of Assets Date, to defer the payment of any or all of the Contract Fees otherwise payable on any Payment Date (on a pro rata basis among all Outstanding Securities), but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred and the period of deferment) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Fees to the NYSE or other applicable self-regulatory organization or to Holders of the Securities, but in any event not less than two Business Days prior to such Record Date. Any Contract Fees so deferred shall bear additional Contract Fees thereon at the rate of 1.0% per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be), compounding on each succeeding
Payment Date, until paid in full (such deferred installments of Contract Fees together with the additional Contract Fees accrued thereon, are referred to herein as the "Deferred Contract Fees"). Deferred Contract Fees shall be due on the next succeeding Payment Date except to the extent that payment is deferred further in the notice of election pursuant to this Section. The Company may pay Deferred Contract Fees in whole or in part on any Payment Date (on a pro rata basis among all Outstanding Securities). No Contract Fees or Deferred Contract Fees may be deferred to a date that is after the Final Settlement Date or a Sale of Assets Date or, with respect to any particular Purchase Contract, the Acceleration thereof.

               In the event the Company elects to defer the payment of Contract Fees on the Purchase Contract until the Final Settlement Date, a Sale of Assets Date, a Company Acceleration Date or a Mandatory Acceleration Date (or a date prior to such dates as set forth in its written notice referred to in the preceding paragraph) the Company shall make a cash payment, on the date such Deferred Contract Fees become due and payable, equal to the aggregate amount of Deferred Contract Fees payable to a Holder.

               In the event the Company exercises its option to defer the payment of Contract Fees, then, until the Deferred Contract Fees have been paid in full, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchase or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans now or hereafter in effect or the satisfaction by the Company of its obligations pursuant to any contract or security now or hereafter outstanding requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock (iii) the purchase of fractional shares in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) the payment of accrued dividends (and cash in lieu of fractional shares) upon the conversion of any shares of preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock or (v) dividends on its capital stock paid in shares of capital stock) or make any guarantee payments with respect to the foregoing.

               Section 5.04.  Payment of Purchase Price.

               Unless a Holder settles the underlying Purchase Contract through the early delivery of cash to the Agent in the manner described in Sections 4.2(b), 5.08 or 5.10, the purchase price for the shares of Common Stock purchased pursuant to a Purchase Contract shall be paid by application of payments received by the Company on the Final Settlement Date or an earlier Acceleration Date from, as the case may be, either (i) the Collateral Agent pursuant to the Pledge Agreement in respect of the principal of the Treasury Notes Pledged to secure the obligations of the relevant Holder under such Purchase Contract or (ii) the proceeds of the sale of the Treasury Notes underlying the Holder's Securities pursuant to Section 4.02(d). Such application shall satisfy in full (whether or not the principal amount of the Treasury Notes then equals the Stated Amount) the obligations under such Purchase Contract of the Holder of the Security of which such Purchase Contract is a part. The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

               Section 5.05.  Issuance of Common Stock.

               Unless a Bankruptcy Event or Sale of Assets shall have occurred on or prior to the Final Settlement Date or an earlier Acceleration Date, on the Final Settlement Date or an earlier Acceleration Date, upon the Company's receipt of payment in full of the purchase price for the shares of Common Stock purchased by the Holders (whether by application of the principal of the Treasury Notes on the Final Settlement Date or the proceeds of the sale of Treasury Notes as provided in Section 4.02(d) or the Holder's election to pay the Stated Amount for such Holder's Securities in cash pursuant to Section 4.02(b)), and in payment of consideration set forth in Section 5.8(b)(iii), if any, and, if the Company has elected to make such payment in shares of Common Stock to the Holders, the Company shall issue and deposit with the Agent, for the benefit of the Holders, one or more certificates representing the shares of Common Stock registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Final Settlement Fund" or "Acceleration Settlement Fund" as applicable) to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Security Certificate to the Agent on or after the Final Settlement Date or earlier Acceleration Date, together with settlement instructions thereon duly completed and executed, the Holder of such Security Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Securities then held by such Holder) together with cash in lieu of fractional shares as provided in Section 5.11 or any other cash payments and any dividends or distributions with respect to such shares constituting part of the Final Settlement Fund or Acceleration Settlement Fund, as applicable, but without any interest thereon, and the Security Certificate so surrendered shall forthwith be canceled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions on the Security Certificate. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Security Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Security Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

               Section 5.06. Settlement Rate; Adjustment of Settlement Rate for Dividends, Distributions, Stock Splits, Etc.

               (a) The Settlement Rate to be used to determine the number of shares of Common Stock to be delivered on the Final Settlement Date or a Mandatory Acceleration Date pursuant to Sections 5.01 and 5.08(b), respectively, shall be initially one share of Common Stock for each Purchase Contract, provided however, that such Settlement Rate shall be subject to adjustment from time to time as provided below in this Section 5.06. All adjustments to the Settlement Rate shall be calculated to the nearest 1/100th of a share of Common Stock (with 5/1000th of a share being rounded to the next lower 1/100th of a share). Such rate in effect at any time is herein called the "Settlement Rate".

               (b)  If the Company shall either:

                 (i) pay a dividend or make a distribution with respect to Common Stock in shares of Common Stock,

                (ii)  subdivide or split its outstanding shares of Common
Stock,

               (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or

                (iv) issue by reclassification of its shares of Common Stock any shares of Common Stock of the Company then, in any such event, the Settlement Rate in effect immediately prior thereto shall be adjusted so that the holder of a Security shall be entitled to receive on settlement of a Security, the number of shares of Common Stock which such Holder would have owned or been entitled to receive after the happening of any of the events described above had such Security been settled at the Settlement Rate in effect immediately prior to such time. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective time in case of a subdivision, split, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend or distribution shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend or distribution for purposes of calculating the number of outstanding shares of Common Stock under clauses (c) and (d) below.
(c) If the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Settlement Rate shall be adjusted by multiplying the Settlement Rate in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants immediately prior to such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at the Current Market Price per share of the Common Stock on the record date for determining stockholders entitled to receive such right or warrants (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price). Shares of Common Stock owned by or held for the account of the Company or another company of which a majority of the shares entitled to vote in the election of directors are held, directly or indirectly, by the Company shall not be deemed to be outstanding for purposes of such computation. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants.
To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Settlement Rate shall be readjusted to the Settlement Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered.
           (d) If the Company shall pay a dividend or make a distribution to all holders of its Common Stock of evidences of its indebtedness or other assets (including shares of capital stock of the Company but excluding any cash dividends or any distributions and dividends referred to in clause (b) above), or shall distribute to all holders of its Common Stock rights or warrants to subscribe for or purchase securities of the Company or any of its subsidiaries (other than those referred to in clause (c) above), then in each such case the Settlement Rate shall be adjusted by multiplying the Settlement Rate in effect immediately prior to the date of such dividend or distribution by a fraction, of which the numerator shall be the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution, and of which the denominator shall be such Current Market Price per share of Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) as of such record date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock. Such adjustment shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution.
           (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the Settlement Rate pursuant to this Section 5.06(e) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Price of the Common Stock during the ten consecutive Trading Days immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Settlement Rate shall be increased so that the same shall equal the rate determined by multiplying the Settlement Rate in effect immediately prior to the close of business on such record date by a fraction of which the numerator shall be the Current Market Price of the Common Stock, and the denominator shall be the Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, such increase to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock of the Company is equal to or greater than the Current Market Price of the Common Stock of the Company on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon settlement of the Securities the amount of cash such Holder would have received had such Holder settled each Security on the record date. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 5.06(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 5.06(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.
               (f)In case of a tender or exchange offer made by a Person other than the Company or any subsidiary of the Company for an amount which increases the offeror's ownership of Common Stock of the Company to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a Board Resolution) at the last time
(the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time, the Board of Directors of the Company is recommending acceptance of the offer, the Settlement Rate shall be increased so that the same shall equal the price determined by multiplying the Settlement Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the sum of
(x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common
Stock of the Company outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator shall be the number of shares of Common Stock of the Company outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market
Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section
5.06(f) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company.

           (g) The "Current Market Price" per share of Common Stock on any date of determination means the average of the daily Closing Prices for the five consecutive Trading Days ending on and including the date of determination of the Current Market Price (appropriately adjusted to take into account the occurrence during said five-day period of any event that results in an adjustment of the Settlement Rate); provided, however, that if the Closing Price for the Trading Day next following such five-day period (the "next-day closing price") is less than 95% of such average, then the Current Market
Price per share of Common Stock on such date of determination will be the next-day closing price; and provided, further, that, for purposes of calculating the Current Market Price in connection with any settlement of Securities or any determination of an amount in cash payable in lieu of a fraction of a share of Common Stock, if any adjustment of the Settlement Rate pursuant to this Section 5.06 is effective as of any date during the period beginning during the period beginning on the day after the date of determination of the Current Market Price and ending on the date on which Securities are to be settled with Common Stock, then the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect such adjustment. If the Current Market Price is adjusted pursuant to the immediately preceding proviso as a result of the effectiveness of an adjustment to the Settlement Rate but the event requiring an adjustment of the Settlement Rate does not occur prior to the settlement of the Securities, then the Company may in its sole discretion elect to defer the following until after the occurrence of such event: (1) issuing to the Holder of any Securities settled the additional shares of Common Stock issuable upon such settlement over and above the shares of Common Stock issuable upon such settlement on the basis of the Current Market Price prior to adjustment; and
(2) paying to such Holder any amount in cash in lieu of a fractional share of Common Stock pursuant to this Section 5.11. Notwithstanding the foregoing provision of this Section 5.08(g) for purposes of any computation under
Section 5.6(f), the Current Market Price of the Common Stock of the Company on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days.
A "Trading Day" means a day on which the Common Stock (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
           (h) Anything in this Section 5.06 notwithstanding, the Company shall be entitled to make such upward adjustments in the Settlement Rate, in addition to those required by this Section 5.06, as the Company in its discretion shall determine to be advisable, in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock (or any transactions which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Company to its stockholders shall not be taxable.
           (i) In any case in which this Section 5.06 shall require that an adjustment in the Settlement Rate as a result of any event become effective at the opening of business on the Business Day next following a Record Date and Mandatory Acceleration Date or the Final Settlement Date pursuant to Sections 5.08(b) and 5.01, respectively, occurs after such Record Date, but before the occurrence of such event, the Company may in its sole discretion elect to defer the following until after the occurrence of such event:
                 (i) issuing to the Holder of any Securities settled the additional shares of Common Stock issuable upon such settlement over and above the shares of Common Stock issuable upon such settlement on the basis of the Settlement Rate prior to adjustment; and

                (ii) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to Section 5.11.

               Section 5.07.  Notice of Adjustments and Certain Other Events.

           (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:
                 (i) forthwith compute the adjusted Settlement Rate in accordance with Section 5.06 and prepare a certificate signed by the Chief Executive Officer, the Chairman, the President, any Vice President or the Treasurer of the Company setting forth the adjusted Settlement Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, and file such certificate forthwith with the Agent for the Securities and the transfer agent or agents for the Common Stock; and

                (ii) mail a notice stating that the Settlement Rate has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Settlement Rate to the Agent and the Holders of record of the outstanding Securities at or prior to the time the Company mails an interim statement to its stockholders covering the quarter-yearly period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such quarter-yearly period.

           (b) The Agent shall not at any time be under any duty or responsibility to any holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.
               Section 5.08.  Acceleration; Notice.

           (a) Prior to a Mandatory Acceleration Date, a Bankruptcy Event Date, Sale of Assets Date or the Final Settlement Date, the Company shall have the right at any time or from time to time to accelerate, in whole or in part, the outstanding Securities (a "Company Acceleration") (subject to the notice provisions set forth in this Section). The Company may not exercise its right to accelerate the Securities unless the Current Market Price determined as of the second Business Day immediately preceding the Notice Date is equal to or exceeds the Company Acceleration Price applicable to such Notice Date. Upon the effective date of such acceleration ( a "Company Acceleration Date"), the Agent shall sell, pursuant to Section 4.02(d), at the direction of the Company subject to receipt thereof, the Treasury Notes underlying the Securities accelerated unless the Holder has paid the Stated Amount in cash in accordance with an election made pursuant to Section 4.2(b). The Company shall then deliver to the Agent for the benefit of the Holders thereof in exchange for each such Security accelerated, (i) a number of fully paid and non-assessable shares of Common Stock determined by dividing the Company Acceleration Price in effect on the Company Acceleration Date by the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the Notice Date applicable to such Company Acceleration Date and (ii) an amount in cash equal to all accrued and unpaid Contract Fees and Deferred Contract Fees, if any, on such Security to and including such Company Acceleration Date (and Contract Fees and Deferred Contract Fees, if any, shall cease to accrue on each Security accelerated as of such date). Accrued interest on the Treasury Notes (and premium in respect of the sale of Treasury Notes) shall be paid to Holders as provided in Section 4.02(d).
           (b) Immediately prior to the effectiveness of a merger or consolidation of, or a statutory share exchange involving, the Company that results in the conversion or exchange of the Common Stock into, or the right to receive, other securities or other property (whether of the Company or any other entity) (any such merger, consolidation or share exchange being referred to herein as a "Merger or Consolidation"), each outstanding Security shall automatically be settled for (a "Mandatory Acceleration"), unless sooner accelerated:
                 (i) fully paid and non-assessable shares of Common Stock at the Settlement Rate in effect on the effective time on the date of any Merger or Consolidation (the "Mandatory Acceleration Date"); plus

                (ii) an amount in cash equal to all accrued and unpaid Contract Fees and Deferred Contract Fees, if any, on such Securities to but excluding the Mandatory Acceleration Date (and Contract Fees and Deferred Contract Fees shall cease to accrue as of the Mandatory Acceleration Date); plus

               (iii) an amount in cash (except as provided below) initially equal to $8.664, declining by $.008060 on each day following November 6, 1996 (computed on the basis of a 360-day year of twelve 30-day months) to $.4831 on August 31, 1999 and equal to zero thereafter, in each case determined with reference to the Mandatory Acceleration Date.

               Accrued interest on the Treasury Notes shall be paid to Holders as provided in Section 4.02(d). At the option of the Company and provided that the Company has sufficient authorized and reserved shares of Common Stock, it may deliver to the Agent, for the benefit of the Holders, on the Mandatory Acceleration Date in lieu of some or all of the cash consideration described in clause (iii) above, fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to be delivered in lieu of any cash consideration described in such clause (iii) shall be determined by dividing the amount of cash consideration that the Company has elected to deliver in Common Stock by the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the Notice Date applicable to such Mandatory Acceleration Date.

           (c) The Company will provide notice of the Final Settlement Date or any earlier Acceleration of Securities (including any potential acceleration upon the effectiveness of a Merger or Consolidation) to the Agent and Holders of record of the Securities to be accelerated not less than 30 nor more than 60 days prior to the Final Settlement Date or the date fixed for such Acceleration; provided, however, that if the effectiveness of a Merger or Consolidation makes it impracticable to provide at least 30 days' notice, the Company shall provide such notice as soon as practicable prior to such effectiveness. Such notice shall be provided by mailing notice of the Final Settlement Date or any earlier Acceleration first class postage prepaid, to each Holder of record of the Securities to be accelerated, at such Holder's address as it appears on the Security Register of the Company, and by publishing notice thereof in The Wall Street Journal or The New York Times or, if neither such newspaper is then being published, any other daily newspaper of national circulation (each, an "Authorized Newspaper"). Each such mailed or published notice shall state, as appropriate, the following:
                 (i)  the Final Settlement Date or the Acceleration Date;

                (ii) the number of Securities to be accelerated and, if less than all the Securities held by any Holder are to be accelerated, the number of such Securities to be accelerated;

               (iii) the Settlement Rate or the Company Acceleration Price, as applicable, and, if applicable, the Current Market Price to be used to calculate the number of shares of Common Stock deliverable upon Acceleration;

                (iv) whether the Company is exercising any option to deliver shares of Common Stock in lieu of any cash (in the case of a Mandatory Acceleration) and the Current Market Price to be used to calculate the number of such shares of Common Stock;

                 (v) the place or places where certificates for such Securities are to be surrendered for Acceleration;

                (vi) whether the Company is depositing with a bank or trust company on or before the Acceleration Date, the shares of Common Stock, and cash, if any, payable by the Company pursuant to this Section 5.08 and the proposed date of such deposit; and

               (vii) the amount of accrued and unpaid Contract Fees (and Deferred Contract Fees, if any) payable per Security to be accelerated, and that Contract Fees and Deferred Contract Fees on Securities to be accelerated will cease to accrue on such Acceleration Date.

               (d)The Company's obligation to deliver shares of Common Stock and provide funds in accordance with this Section 5.8 shall be deemed fulfilled if, on or before an Acceleration Date, the Company shall deposit, with a bank or trust company having an office or agency and doing business in the Borough of Manhattan in The City of New York and having a capital and surplus of at least $50,000,000, such number of shares of Common Stock and funds as are required to be delivered by the Company pursuant to this Section 5.8 upon the occurrence of the related Acceleration (including the payment of fractional share amounts), together with funds sufficient to pay all accrued and unpaid Contract Fees and Deferred Contract Fees, if any, to be settled as required by this Section 5.08, in trust for the account of the Holders of the Securities to be settled (and so as to be and continue to be available therefor), with irrevocable written instructions and authority to such bank or trust company that such shares and funds be delivered upon settlement of the Securities.
Any shares of Common Stock and funds so deposited and unclaimed by Holders of Securities at the end of six years after such Acceleration Date (together with any interest thereon which shall be allowed by the bank or trust company with which such deposit was made) shall be paid by such bank or trust company to the Company, after which the Holder or Holders of such Securities so settled shall look only to the Company for delivery of such shares of Common Stock or funds.

               Each holder of Securities to be settled shall surrender the certificates evidencing such shares to the Company at the place designated in the notice of such Acceleration and shall thereupon be entitled to receive certificates evidencing shares of Common Stock, and cash, if any, payable pursuant to this Section 5.8, following such surrender and following the date of such Acceleration. In case fewer than all the Securities represented by any such surrendered certificate are accelerated, a new certificate shall be issued at the expense of the Company representing the unaccelerated Securities. If such notice of Acceleration shall have been duly given, and if on the date fixed for Acceleration, shares of Common Stock and funds, if any, necessary for the settlement of Securities on such date shall have been either set aside by the Company separate and apart from its other funds or assets in trust for the account of the Holders of the Securities so to be settled (and so as to be and continue to be available therefor) or deposited with a bank or trust company as provided above, then, notwithstanding that the certificates evidencing any Securities settled shall not have been surrendered, the Securities represented thereby so settled shall be deemed no longer outstanding, Contract Fees and Deferred Contract Fees, if any, with respect to the Securities so settled shall cease to accrue after the date fixed for Acceleration and all rights with respect to the Securities so settled shall forthwith after such date cease and terminate, except for the right of the Holders to receive the shares of Common Stock and cash, if any, payable pursuant to this Section 5.8, without interest upon surrender of their certificates therefor.

           (e) If fewer than all outstanding Securities are to be accelerated, the Securities to be accelerated shall be selected by the Agent by lot.
               Section 5.09.  Bankruptcy Event or Sale of Assets; Notice.

               The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Fees or any Deferred Contract Fees, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Final Settlement Date or an earlier Acceleration Date with respect to any particular Security, a Bankruptcy Event or Sale of Assets shall have occurred; provided that, in the event of a Sale of Assets, the Company will pay all accrued and unpaid Contract Fees and Deferred Contract Fees, if any, to Holders on the tenth Business Day following the Sale of Assets Date. Upon and after the occurrence of a Bankruptcy Event or Sale of Assets, the Securities shall thereafter represent the right to receive and take possession of the Treasury Notes forming a part of such Securities in accordance with the provisions of Section 4.2(a) and the Pledge Agreement. Upon the occurrence of a Bankruptcy Event or Sale of Assets, the Company shall promptly but in no event after two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Security Register.

               Section 5.10.  Holder's Early Settlement.

           (a)  Subject to and upon compliance with the provisions of this
Section 5.10, at the option of the Holder thereof, any Purchase Contracts in integral multiples of 400 Securities may be settled early ("Holder's Early Settlement") as provided herein. In order to exercise the right to effect Holder's Early Settlement, the Holder of the Security Certificate shall deliver such Security Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form (or a writing substantially similar to the form) of Election to Settle Early on the reverse thereof duly completed and accompanied by payment in the form of a certified or cashier's check payable to the order of the Company in immediately available funds in a U.S. dollar amount or by wire transfer of Federal funds (the "Holder's Early Settlement Amount") equal to the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Holder's Early Settlement. If such delivery is made with respect to any Securities during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, the amount equal to the sum of (x) the Contract Fees and Deferred Contract Fees, if any, payable on such Payment Date with respect to such Purchase Contracts plus (y) the interest on the related Treasury Notes payable on such Payment Date shall be paid on the next succeeding Payment Date applicable to the Prepaid Securities. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Securities at or prior to 5:00 p.m., New York City time, on a Business Day, such day shall be the "Holder's Early Settlement Date" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m., New York City time, on a Business Day or on a day that is not a Business Day, the "Holder's Early Settlement Date" with respect to such Securities shall be the next succeeding Business Day.
           (b) The Company shall cause the Treasury Notes deliverable upon a Holder's Early Settlement to be released from the Pledge by the Collateral Agent and transferred to the Agent, for delivery to the Holder thereof or its designee, no later than 5:00 p.m. on the third Business Day after the applicable Holder's Early Settlement Date.
           (c) Upon Holder's Early Settlement and subject to receipt from the Collateral Agent of the Treasury Notes, the Agent shall, in accordance with the written instructions provided by the Holder thereof on the form (or a writing substantially similar to the form) of Election to Settle Early on the reverse of the Security Certificate evidencing the related Securities, transfer the Treasury Notes forming a part of such Securities to the applicable Holder as provided in paragraph (b) above.
               (d)Upon a Holder's Early Settlement, the Company shall issue and deliver to the Agent at the Corporate Trust Office a certificate or certificates representing a face amount of Prepaid Securities equal to the aggregate Stated Amount of the Securities subject to such Holder's Early Settlement and bearing all rights in respect of accrued and unpaid Contract Fees and Deferred Contract Fees, if any; and the Agent shall transfer such Prepaid Securities to the Holders no later than 5:00 p.m. on the third
Business Day after the applicable Holder's Early Settlement Date.

           (e)  Upon the transfer of Treasury Notes as provided in paragraph
(c) of this Section and the delivery of Prepaid Securities as provided in paragraph (d) of this Section, the Purchase Contract which has been thereby settled shall cease to be in effect.
           (f) In the event that a Holder's Early Settlement is effected with respect to less than all the Securities evidenced by a Security Certificate upon such Holder's Early Settlement, the Company shall execute and the Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a Security Certificate evidencing the Securities as to which Holder's Early Settlement was not effected.
               Section 5.11.  No Fractional Shares.

               No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered on the Final Settlement Date or earlier Acceleration Date upon settlement of the Purchase Contracts or with respect to the payment of any amounts in shares of Common Stock pursuant to clause (iii) of Section 5.8(b) on a Mandatory Acceleration (if the Company elects to pay such amounts in shares of Common Stock in lieu of cash). If Security Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Security Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Final Settlement Date or an earlier Acceleration
Date or with respect to the payment of any amounts in shares of Common Stock pursuant to clause (iii) of Section 5.8(b) on a Mandatory Acceleration (if the Company elects to pay such amounts in shares of Common Stock in lieu of cash), the Company, through the Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the relevant Notice Date or Final
Settlement Date, as applicable. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this Section 5.11 in a timely manner.

               Section 5.12.  Charges and Taxes.

               The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts and in payment of any amounts in shares of Common Stock pursuant to clause (iii) of Section 5.8(b) (in the case of the Company's election to pay such amounts in Common Stock upon a Mandatory Acceleration) or the Company Acceleration Prices; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Security Certificate evidencing a Purchase Contract or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Security Certificate surrendered in respect of the Purchase Contracts evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Security Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.




                                   ARTICLE 6


                                   Remedies

               Section 6.01. Unconditional Right of Holders to Receive Contract Fees and Purchase Common Stock.

               The Holder of any Security shall have the right, which is absolute and unconditional (subject to the right of the Company to defer payment thereof pursuant to Section 5.3), to receive payment of each installment of the Contract Fees with respect to the Purchase Contract constituting a part of such Security on the respective Payment Date for such Security and to purchase Common Stock pursuant to the terms of such Purchase Contract and, in each such case, to institute suit for the enforcement of any such payment and right to purchase Common Stock, and such rights shall not be impaired without the consent of such Holder.

               Section 6.02.  Restoration of Rights and Remedies.

               If any Holder of Securities has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

               Section 6.03.  Rights and Remedies Cumulative.

               Except as otherwise provided with respect to the replacement of mutilated, destroyed, lost or stolen Security Certificates in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               Section 6.04.  Delay or Omission Not Waiver.

               No delay or omission of any Holder to exercise any right or remedy shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

               Section 6.5.  Undertaking for Costs.

               All parties to this Agreement agree, and each Holder of any Security by his acceptance of the Security Certificate evidencing such Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder of Securities, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the interest on any Treasury Note or the Contract Fees or Deferred Contract Fees, if any, on any Purchase Contract on or after the respective Payment Date therefor constituting a part of the Securities held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting a part of the Securities held by such Holder.

               Section 6.06.  Waiver of Stay or Extension Laws.

               The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7


                                   The Agent

               Section 7.01.  Certain Duties and Responsibilities.

                 (a) (i) The Agent undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement and those duties which relate to the Agent in the Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent;

                (ii) in the absence of bad faith or negligence on its part, the Agent may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of mathematical calculations stated therein); and

               (iii) in case of a Bankruptcy Event, the Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that
                 (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                (ii) the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that
the Agent   was negligent in ascertaining the pertinent facts; and

               (iii) no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

           (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.
               Section 7.02.  Notice of Default.

               Within 30 days after the occurrence of any default by the Company hereunder, of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

               Section 7.03.  Certain Rights of Agent.

               Subject to the provisions of Section 7.10:

           (a) the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
           (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;
           (c) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company;
           (d) the Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
           (e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of the Securities and the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and promises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
           (f) the Agent may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder;
           (g) the Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Agent reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; and
           (h) the Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.
               Section 7.04. Not Responsible for Recitals or Issuance of Securities.

               The recitals contained herein and in the Security Certificates shall be taken as the statements of the Company and the Agent assumes no responsibility for their accuracy. The Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge. The Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

               Section 7.05.  May Hold Securities.

               Any Security Registrar or any other agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Agent.

               Section 7.06.  Money Held in Custody.

               Money held by the Agent in custody hereunder need not be segregated from the other funds except to the extent required by law. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except pursuant to the provisions of Section 4.1 or as otherwise agreed in writing with the Company.

               Section 7.07.  Compensation and Reimbursement.

               The Company agrees:

           (a) to pay to the Agent from time to time reasonable compensation for all services rendered by it hereunder as the Company and the Agent shall, from time to time, agree in writing (which compensation shall be limited by any applicable provisions of law);
           (b) except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;
           (c) to indemnify the Agent and any predecessor Agent for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder;
           (d) anything in this Agreement to the contrary notwithstanding, in no event shall the Agent or its officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Agent, or any of them, incurred without any act or deed that is found to be attributable to negligence on the part of the Agent; and
           (e) The provisions of this Section 7.07 shall survive the termination of this Agreement.

               Section 7.08.  Corporate Agent Required; Eligibility.

               There shall at all times be an Agent hereunder which shall be a Company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a Corporate Trust Office in the Borough of Manhattan, The City of New York, if there be such a corporation in the Borough of Manhattan, The City of New York qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

               Section 7.09.  Resignation and Removal; Appointment of
Successor.

           (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 7.10.
           (b) The Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by
Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.
           (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Agent and the Company.
           (d)  If at any time
                 (i) the Agent fails to comply with Section 310(b) of the TIA, as if the Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any holder who has been a bona fide Holder of a Security for at least six months, or

                (ii) the Agent shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (iii) the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

           (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 7.10. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.
           (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.
               Section 7.10.  Acceptance of Appointment by Successor.

           (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.
           (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.
           (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.
               Section 7.11.  Preservation of Information; Communications to
Holders.    (a)         The Agent shall preserve, in as current a form as is
reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Security Registrar.
           (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Agent shall, within five Business Days after the receipt of such application, afford such applicants access to the information preserved at the time by the Agent in accordance with Section 7.11(a).
           (c) Every Holder of Securities, by receiving and holding the Security Certificates evidencing the same, agrees with the Company and the Agent that none of the Company, the Agent nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.11(b), regardless of the source from which such information was derived.
               Section 7.12.  No Obligations of Agent.

               Except to the extent otherwise provided in this Agreement, the Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Security Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Security Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in
Article 5 hereof.

               Section 7.13.  Tax Compliance.

           (a) The Agent, at the direction of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Securities or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.
           (b) The Agent shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 7.1(a)(ii) hereof.
           (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or to its authorized representative within a reasonable period of time after receipt of such request.
               Section 7.14. Merger, Conversion, Consolidation or Succession to Business of Agent.

               Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party or any corporation succeeding to all or substantially all of the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such authenticating Agent may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Agent had itself authenticated such Securities.




                                   ARTICLE 8


                            Supplemental Agreements

               Section 8.01.  Supplemental Agreements Without Consent of
Holders.

               Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the following purposes:

           (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company herein and in the Security Certificates; or
           (b)  to add covenants of the Company for the benefit of the Holders,
or to surrender any right or power herein conferred upon the Company;   or
           (c) to evidence and provide for the acceptance of appointment hereunder by a successor Agent or Collateral Agent; or
           (d) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.
               Section 8.02.  Supplemental Agreements with Consent of Holders.

               With the consent of the Holders of not less than 66 2/3% of the Outstanding Securities, by Act of said Holders delivered to the Company and the Agent, the Company when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Securities, or the provisions of this Agreement or the Pledge Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

           (a)  change any Payment Date;
           (b) change the amount or type of Treasury Notes underlying a Security, impair the right of the Holder of any Security to receive interest payments on the underlying Treasury Notes or otherwise adversely affect the Holder's rights in or to such Treasury Notes;
           (c) change the place or currency of payment or reduce any Contract Fees or any Deferred Contract Fees;
           (d) impair the right to institute suit for the enforcement of any Purchase Contract;
           (e) reduce the amount of Common Stock purchasable on settlement of any Purchase Contract, increase the price to purchase shares of Common Stock upon settlement of any Purchase Contract, or change the Company Acceleration Price or change the Final Settlement Date; or
           (f) reduce the above-stated percentage of the Outstanding Securities the consent of whose Holders is required for the modification or amendment of the provisions of the Purchase Contracts, this Agreement or the Pledge Agreement.
               It shall not be necessary for any Act of Holders under this
Section 8.2 to approve the particular form of any proposed modification or amendment, but it shall be sufficient if such Act shall approve the substance thereof.

               Section 8.03.  Execution of Supplemental Agreements.

               In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

               Section 8.04.  Effect of Supplemental Agreements.

               Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Security Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

               Section 8.05.  Reference to Supplemental Agreements.

               Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for Outstanding Security Certificates.




                                   ARTICLE 9


                                   Covenants




               Section 9.01.  Performance under Purchase Contracts.

               The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

               Section 9.02.  Maintenance of Office or Agency.

               The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Security Certificates may be presented or surrendered for acquisition of shares of Common Stock upon the Final
Settlement Date or earlier Acceleration Date and for transfer of Treasury
Notes upon occurrence of a Bankruptcy Event, Sale of Assets or a Holder's
Early Settlement, where Security Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

               The Company may also from time to time designate one or more other offices or agencies where Security Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Securities the Corporate Trust Office and appoints the Agent at its Corporate Trust Office as paying agent in such city.

               Section 9.03.  Company to Reserve Common Stock.

               The Company shall at all times prior to the Final Settlement Date or an applicable Acceleration Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Security Certificates.

               Section 9.04.  Covenants as to Common Stock.

               The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

               Section 9.05. Statements of Officers of the Company as to Default.

               The Company will deliver to the Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.



               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                  SUNAMERICA INC.

Attested by:

                                  By:___________________________________
_____________________________     Name:
Title                             Title:

                                  THE BANK OF NEW YORK

                                  By:___________________________________
                                  Name:
                                  Title:



                                                                     EXHIBIT A

                                SUNAMERICA INC.
                        8.5% PREMIUM EQUITY REDEMPTION
                           CUMULATIVE SECURITY UNITS
                      (STATED AMOUNT $37.50 PER SECURITY)

                                                           CUSIP NO. 866930860
No.                                                                 Securities

               This Security Certificate certifies that                   is
the registered Holder of the number of Securities set forth above. Each Security represents (i) ownership by the Holder of 7.5% United States Treasury Notes due October 31, 1999 ("Treasury Notes") with a principal amount equal to the Stated Amount, subject to the Pledge of such Treasury Notes by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with SunAmerica Inc., a Maryland corporation (the "Company"). The Treasury Notes represented by this Security Certificate were acquired by the Underwriters on behalf of the Holders with the proceeds of the offering of this Security Certificate and other funds provided by the Company and are being conveyed to the Holder of this Security Certificate and pledged pursuant to the Pledge Agreement simultaneously therewith.

               Pursuant to the Pledge Agreement, the Treasury Notes constituting part of each Security evidenced hereby have been pledged to the Collateral Agent to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Security.

               The Pledge Agreement provides that all payments of principal of, or interest on, any Treasury Notes comprising a portion of the Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds no later than 12:00 noon, New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day, then such payment shall be made no later than 10:00 a.m., New York City time, on the next succeeding Business Day) (i) in the case of
(A) interest payments and (B) any principal payments with respect to any Treasury Notes that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by it for such purpose and
(ii) in the case of principal payments on any Pledged Treasury Notes (as defined in the Pledge Agreement), to the Company, in full satisfaction of the respective obligations of the Holders of the Securities of which such Pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Securities. Interest on any Treasury Note forming part of a Security evidenced hereby which is paid on any April 30 or October 31, commencing April 30, 1997 (a "Payment Date"), shall, subject to receipt thereof by the Agent from the Collateral Agent, be paid to the Person in whose name this Security Certificate (or a Predecessor Security Certificate) is registered at the close of business on the Record Date next preceding such Payment Date. On the first Payment Date, the Agent shall pay, subject to receipt from the Collateral Agent, to the Holders the accrued interest on the Treasury Notes for the period from November 1, 1996 to November 6, 1996 as part of the interest payment on the Treasury Notes.

               Each Purchase Contract evidenced hereby obligates the Holder of this Security Certificate to purchase, and the Company to sell, on October 31, 1999 (the "Final Settlement Date"), at a price equal to $37.50 (the "Stated Amount"), a number of shares of Common Stock, par value $1.00 per share ("Common Stock"), of the Company, equal to the Settlement Rate on the Final Settlement Date, unless on or prior to the Final Settlement Date, there shall have occurred a Bankruptcy Event, Sales of Assets, an Acceleration or a Holder's Early Settlement with respect to the Security of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier pursuant to the terms of the Purchase Contract Agreement, shall be paid on the Final Settlement Date by application of payment received in respect of the principal of the Treasury Notes pledged to secure the obligations under such Purchase Contract of the Holder of the Security of which such Purchase Contract is a part.

               The Company shall pay or accrue, on each Payment Date, in respect of each Purchase Contract forming part of a Security evidenced hereby an amount (the "Contract Fees") equal to 1.0% per annum of the Stated Amount, computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof; except that the Contract Fees payable on the first Payment Date will be adjusted so that the Contract Fees payable on such date will be $.122243 per Security. Subject to the provisions of the Purchase Contract Agreement, such Contract Fees shall be payable to the Person in whose name this Security Certificate (or a Predecessor Security Certificate) is registered at the close of business on the Record Date next preceding such Payment Date.

               Interest on the Treasury Notes and the Contract Fees will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Security Register.

               Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Security Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.



               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                  SUNAMERICA INC.

                                                  By:_________________________
                                                  Name:
                                                  Title:

Attested by:

_________________________________

Dated:
     This is one of the Securities Certificates referred to in the within mentioned Purchase Contract Agreement.
THE BANK OF NEW YORK
as Agent

By:_______________________________
       Authorized Signatory


                   (Form of Reverse of Security Certificate]

               Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of November 6, 1996 (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent (herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company, and the Holders and of the terms upon which the Security Certificates are, and are to be, executed and delivered.

               Each Purchase Contract evidenced hereby shall obligate the Holder of this Security Certificate to purchase, and the Company to sell, on the Final Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock of the Company equal to the Settlement Rate on the Final Settlement Date, unless, on or prior to the Final Settlement Date, there shall have occurred a Bankruptcy Event, Sale of Assets, an Acceleration or a Holder's Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is initially one share of Common Stock, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

               Unless a Holder settles the Purchase Contract evidenced hereby through the early delivery of cash to the Agent in the manner described in the Purchase Contract Agreement, the purchase price for the shares of Common Stock purchased pursuant to each Purchase Contract shall be paid by application of payments received by the Company on the Final Settlement Date or an earlier Acceleration Date from, as the case may be, either (i) the Collateral Agent pursuant to the Pledge Agreement in respect of the principal of the Treasury Notes pledged to secure the obligations of the relevant Holder under such Purchase Contract or (ii) the proceeds of the sale of the Treasury Notes underlying the Holder's Securities pursuant to the provisions of the Purchase Contract Agreement. Such application shall satisfy in full (whether or not the principal amount of the Treasury Notes then equals the Stated Amount) the obligations under such Purchase Contract of the Holder of this Security of which such Purchase Contract is a part.

               The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract Agreement.

               Subject to the next succeeding paragraph and the provisions of the Purchase Contract Agreement, the Company shall pay by 12:00 noon New York City time to the Agent, on each Payment Date, the Contract Fees payable in respect of each Purchase Contract for the benefit of the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) evidencing such Purchase Contract is registered at the close of business on the Record Date next preceding such Payment Date. The Contract Fees will be payable at the office of the Agent in The City of New York maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

               The right to receive Contract Fees including accrued and unpaid Contract Fees and Deferred Contract Fees, if any, shall terminate upon the occurrence of a Bankruptcy Event, and the Company shall have no further obligation with respect thereto.

               The Company shall have the right, at any time prior to the Final Settlement Date, an Acceleration Date applicable to a Holder's Securities or Sale of Assets Date, to defer the payment of any or all of the Contract Fees otherwise payable on any Payment Date (on a pro rata basis among all Outstanding Securities), but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred and the period of deferment) as provided in the Purchase Contract Agreement. Any Contract Fees so deferred shall bear additional Contract Fees thereon at the rate of 1.0% per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Fees together with the additional Contract Fees accrued thereon, are referred to herein as the "Deferred Contract Fees"). Deferred Contract Fees shall be due on the next succeeding Payment Date except to the extent that payment is deferred further in the notice of election pursuant to the Purchase Contract Agreement. The Company may pay Deferred Contract Fees in whole or in part on any Payment Date (on a pro rata basis among all Outstanding Securities). No Contract Fees or Deferred Contract Fees may be deferred to a date that is after the Final Settlement Date or a Sale of Assets Date or, with respect to any particular Purchase Contract, the Acceleration thereof.

               In the event the Company elects to defer the payment of Contract Fees on the Purchase Contract until the Final Settlement Date, a Sale of Assets Date or a Company Acceleration Date or a Mandatory Acceleration Date (or a date prior to such dates as set forth in its written notice referred to in the preceding paragraph), the Company shall make a cash payment, on the date such Deferred Contract Fees become due and payable, equal to the aggregate amount of Deferred Contract Fees payable to a Holder.

               In the event the Company exercises its option to defer the payment of Contract Fees, then, until the Deferred Contract Fees have been paid in full, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchase or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans now or hereafter in effect or the satisfaction by the Company of its obligations pursuant to any contract or security now or hereafter outstanding requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional shares in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (iv) the payment of accrued dividends (and cash in lieu of fractional shares) upon the conversion of any shares of preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock or (v) dividends on its capital stock paid in shares of capital stock) or make any guarantee payments with respect to the foregoing.

               The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Fees or any Deferred Contract Fees, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Final Settlement Date or an earlier Acceleration Date with respect to a particular Security, a Bankruptcy Event or Sale of Assets shall have occurred; provided that, in the event of a Sale of Assets, the Company will pay all accrued and unpaid Contract Fees and Deferred Contract Fees, if any, to Holders on the tenth Business Day following the Sale of Assets Date. Upon and after the occurrence of a Bankruptcy Event or Sale of Assets, the Securities shall thereafter represent the right to receive and take possession of the Treasury Notes forming a part of such Securities in accordance with the provisions of the Purchase Contract
Agreement and the Pledge Agreement. Upon the occurrence of a Bankruptcy Event or Sale of Assets, the Company shall promptly but in no event after two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Security Register.

               Prior to a Mandatory Acceleration Date, a Bankruptcy Event Date, Sale of Assets Date or the Final Settlement Date, the Company shall have the right at any time and from time to time to accelerate, in whole or in part, the Outstanding Securities (a "Company Acceleration") (subject to the notice provisions set forth in the Purchase Contract Agreement). "Company Acceleration Price" shall mean the per share price (payable in shares of Common Stock) at which the Company may accelerate settlement of the Securities, which shall be initially $59.289 declining by $.00860 on each day following November 6, 1996 (computed on the basis of a 360-day year of twelve 30-day months) to $51.1081 on August 31, 1999 and equal to $50.625 thereafter. The Company may not exercise its right to accelerate the Securities unless the Current Market Price determined as of the second Business Day immediately preceding the Notice Date is equal to or exceeds the Company Acceleration Price applicable to such Notice Date. Upon the effective date of such acceleration ( a "Company Acceleration Date"), the Agent shall sell, pursuant to Section 4.02(d) of the Purchase Contract Agreement, at the direction of the Company subject to receipt thereof and pursuant to the Purchase Contract Agreement, the Treasury Notes underlying the Securities accelerated unless the Holder has paid the Stated Amount in cash pursuant to Section 4.2(b) of the Purchase Contract Agreement. The Company shall then deliver, subject to the terms of the Purchase Contract Agreement, to the Agent for the benefit of the Holders thereof in exchange for each such Security accelerated, (i) a number of fully paid and non-assessable shares of Common Stock determined by dividing the Company Acceleration Price in effect on the Company Acceleration Date by the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the Notice Date applicable to such Company Acceleration Date and (ii) an amount in cash equal to all accrued and unpaid Contract Fees and Deferred Contract Fees, if any, on such Security to and including such Company Acceleration Date (and Contract Fees and Deferred Contract Fees, if any, shall cease to accrue on each Security accelerated as of such date). Accrued interest on the Treasury Notes (and premium in respect of the Sale of Treasury Notes) shall be paid to Holders as provided in the Purchase Contract Agreement.

               Immediately prior to the effectiveness of a merger or consolidation of, or a statutory share exchange involving, the Company that results in the conversion or exchange of the Common Stock into, or the right to receive, other securities or other property (whether of the Company or any other entity) (any such merger, consolidation or share exchange being referred to herein as a "Merger or Consolidation"), each Outstanding Security shall automatically be settled for (a "Mandatory Acceleration"), unless sooner accelerated:

                 (i) fully paid and non-assessable shares of Common Stock at the Settlement Rate in effect on the effective time on the date of any Merger or Consolidation (the "Mandatory Acceleration Date"); plus

                (ii) an amount in cash equal to all accrued and unpaid Contract Fees and Deferred Contract Fees, if any, on such Securities to but excluding the Mandatory Acceleration Date (and Contract Fees and Deferred Contract Fees shall cease to accrue as of the Mandatory Acceleration Date); plus

               (iii) an amount in cash (except as provided below) initially equal to $8.664, declining by $.008060 on each day following November 6, 1996 (computed on the basis of a 360-day year of twelve 30-day months) to $.4831 on August 31, 1999 and equal to zero thereafter, in each case determined with reference to the Mandatory Acceleration Date.

               Accrued interest on the Treasury Notes shall be paid to Holders as provided in the Purchase Contract Agreement. At the option of the Company and provided that the Company has sufficient authorized and reserved shares of Common Stock, it may deliver to the Agent, for the benefit of the Holders, on the Mandatory Acceleration Date in lieu of some or all of the cash consideration described in clauses (iii) above, fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to be delivered in lieu of any cash consideration described in such clauses (iii) shall be determined by dividing the amount of cash consideration that the Company has elected to deliver in Common Stock by the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the Notice Date applicable to such Mandatory Acceleration Date. Notice shall be given for a Mandatory Acceleration as set forth in the Purchase Contract Agreement.

               If fewer than all outstanding Securities are to be accelerated, the Securities to be accelerated shall be selected by the Agent by lot.

               Upon the occurrence of a Bankruptcy Event or Sale of Assets and the transfer to the Agent of the Treasury Notes underlying the Securities pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Treasury Notes from each Holder of Securities by written request mailed to such Holder at his address as it appears in the Security Register, in respect of the Treasury Notes underlying the Security Certificate held by such Holder. Upon surrender to the Agent of a Security Certificate with such transfer instructions in proper form for transfer of the Treasury Notes by Federal Reserve Bank-Wire or other appropriate procedure, subject to the receipt of the Treasury Notes, the Agent shall transfer the Treasury Notes evidenced by such Security Certificate to such Holder in accordance with such instructions within three Business Days.
If a Security Certificate is not duly surrendered to the Agent with appropriate transfer instructions, the Agent shall hold the Treasury Notes evidenced by such Security Certificate as custodian for the Holder of such Security Certificate.

               In the event of an Acceleration of Securities, Holders of Securities so accelerated may elect to pay to the Company through the Agent by no later than 5:00 p.m., New York City time on the third Business Day immediately preceding the Acceleration Date in immediately available funds an amount in U.S. dollars equal to the Stated Amount per Security so accelerated. Holders may make the election provided in this paragraph only in integral multiples of 400 Securities. Upon Surrender to the Agent of a Security Certificate with such transfer instructions in proper form for transfer of the Treasury Notes by Federal Reserve Bank-Wire or other appropriate procedure, along with the payment described in the previous sentence, subject to receipt from the Collateral Agent, the Agent shall transfer the Treasury Notes evidenced by such Security Certificate to such Holder in accordance with such instructions within three Business Days of such payment. If payment is made in accordance with the first sentence of this paragraph, the Company will issue the number of shares of Common Stock equal to the Stated Amount for the Securities accelerated on the Acceleration Date. The Company will also pay in cash on the Acceleration Date accrued Contract Fees and Deferred Contract Fees, if any, to holders of Securities who elect to pay the Stated Amount in cash upon an Acceleration as provided in the Purchase Contract Agreement.

               Because Holders may only elect to make a payment in cash pursuant to the Purchase Contract Agreement in integral multiples of 400 Securities Treasury Notes shall be transferred only in denominations of $15,000 and integral multiples thereof. Any Securities accelerated which are not in integral multiples of 400 shall be settled in shares of Common Stock pursuant to the Purchase Contract Agreement.

               In the case of an Acceleration of Securities, the Agent on behalf of each Holder (other than Holders that, pursuant to an election made in accordance with the Purchase Contract Agreement, have paid the Stated Amount in immediately available funds not later than 5:00 p.m., New York City time on the third Business Day immediately preceding the Acceleration Date) will sell on the second Business Day immediately preceding the Acceleration Date the Treasury Notes underlying each such Holder's Securities to or through one or more U.S. government securities dealers selected by the Company at the then prevailing prices and automatically apply on the Acceleration Date, out of the proceeds of such sale (excluding premium and accrued interest on the Treasury Notes), an amount equal to the Stated Amount to satisfy in full each such Holder's obligation to purchase the Common Stock from the Company on the Acceleration Date. Any excess proceeds (in respect of premium on the sale of the Treasury Notes) will be paid to such Holder. In the event that the proceeds from the sale of such Treasury Notes (exclusive of accrued interest on the Treasury Notes) is less than the Stated Amount, such proceeds nevertheless will satisfy in full each such Holder's obligation to purchase the Common Stock from the Company on the Acceleration Date. Amounts in respect of accrued interest on the Treasury Notes will be paid to each such Holder on the Acceleration Date. The proceeds of such sales shall be after deduction by the Agent of all commissions and other out-of-pocket transaction costs incurred in connection with the sale of such Treasury Notes and, until the net proceeds of such sale or sales have been distributed to Holders of the Securities, the Agent shall hold such proceeds as custodian for the Holders of Securities. Such proceeds shall be held by the Agent uninvested without liability to any Person for interest or other compensation thereon.

               Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts in integral multiples of 400 Securities may be settled early ("Holder's Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Holder's Early Settlement with respect to any Purchase Contracts evidenced by this Security Certificate, the Holder of this Security Certificate shall deliver this Security Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form (or a writing substantially similar to the form) of Election to Settle Early set forth below duly completed and accompanied by payment in the form of a certified or cashier's check payable to the order of the Company in immediately available funds in a U.S. dollar amount or by wire transfer of Federal funds (the "Holder's Early Settlement Amount") equal to the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect a Holder's Early Settlement. If such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, the amount equal to the sum of (x) the Contract Fees and Deferred Contract Fees, if any, payable on such Payment Date with respect to such Purchase Contracts plus (y) the interest on the related Treasury Notes payable on such Payment Date shall be paid on the next succeeding Payment Date applicable to the Prepaid Securities. The Company shall cause the Treasury Notes deliverable upon a Holder's Early Settlement to be released from the Pledge by the Collateral Agent and transferred to the Agent, for delivery to the Holder thereof or its designee, no later than 5:00 p.m. on the third Business Day after the applicable Holder's Early Settlement Date.

               Upon Holder's Early Settlement and subject to receipt from the Collateral Agent of the Treasury Notes, the Agent shall, in accordance with the written instructions provided by the Holder thereof on the form (or a writing substantially similar to the form) of Election to Settle Early of this Security Certificate evidencing the related Securities, transfer the Treasury Notes forming a part of such Securities to the applicable Holder as provided in the Purchase Contract Agreement.

               Upon a Holder's Early Settlement, the Company shall issue and deliver to the Agent at the Corporate Trust Office a certificate or certificates representing a face amount of Prepaid Securities equal to the aggregate Stated Amount of the Securities subject to such Holder's Early Settlement and bearing all rights in respect of accrued and unpaid Contract Fees and Deferred Contract Fees, if any; and the Agent shall transfer such Prepaid Securities to the Holders no later than 5:00 p.m. on the third Business Day after the applicable Holder's Early Settlement Date.

               Upon the transfer of Treasury Notes and the delivery of Prepaid Securities pursuant to the Purchase Contract Agreement, the Purchase Contract which has been thereby settled shall cease to be in effect.

               This Security is issued in the form of one or more, fully registered, Global Security Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of the Company as set forth in the Purchase Contract Agreement. If definitive, fully registered Security Certificates are issued pursuant to the Purchase Contract Agreement, such Security Certificates will be issuable only in registered form and only in denominations of a single Security and any integral multiple thereof. The transfer of any Security Certificate will be registered and Security Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. For so long as the Purchase Contract underlying a Security remains in effect, such Security shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Security in respect of the Treasury Notes and Purchase Contract constituting such Security may be transferred and exchanged only as a Security.

               Upon registration of transfer of this Security Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Security Certificate. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

               The Holder of this Security Certificate, by his acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Securities evidenced hereby on his behalf as his attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to the Pledge of the Treasury Notes underlying this Security Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of principal of the Treasury Notes on the Final Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

               Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of at least 66 2/3% of the Outstanding Securities.

               All terms used herein which are defined in the Purchase Contract Agreement have the meanings set forth therein.

               The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law.

               Prior to due presentment of a Security Certificate for registration of transfer, the Company and the Agent and any agent of the Company or the Agent may treat the Person in whose name this Security Certificate is registered as the owner of the Securities evidenced hereby for the purpose of receiving payments of interest on the Treasury Notes, receiving payments of Contract Fees and any Deferred Contract Fees, delivery of the Treasury Notes, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not the payment of interest on the Treasury Notes or any Contract Fees payable in respect thereof shall be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

               The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

               A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.



                            SETTLEMENT INSTRUCTIONS




The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after an Acceleration Date or the Final Settlement Date of the Purchase Contracts underlying the number of Securities evidenced by this Security Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:______________________________       ___________________________________
                                                        Signature

If shares are to be registered in the               REGISTERED HOLDER
name of and delivered to a Person
other than the Holder, please print
such Person's name and address:
                                            Please print name and address of
                                            Registered Holder:

____________________________________        __________________________________
                  Name                                     Name


____________________________________        __________________________________
                Address                                  Address

Social Security or other Taxpayer
Identification Number, if any               __________________________________


                       HOLDER'S ELECTION TO SETTLE EARLY

               The undersigned Holder of this Security Certificate hereby irrevocably exercises the option to effect Holder's Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Securities evidenced by this Security Certificate specified below. The undersigned Holder directs that a certificate for Prepaid Securities deliverable upon such Holder's Early Settlement be registered in the name of, and delivered with any Security Certificate representing any Securities evidenced hereby as to which Holder's Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. HOLDERS MAY MAKE THE ELECTION REFERRED TO THIS PARAGRAPH AND IN THE PURCHASE CONTRACT AGREEMENT ONLY IN INTEGRAL MULTIPLES OF 400 SECURITIES. Treasury Notes deliverable upon such Holder's Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:________________________          _____________________________________
                                                       Signature


               Number of Securities evidenced hereby as to which Holder's Early Settlement of the related Purchase Contracts is being elected:

If shares or Security Certificates are              REGISTERED HOLDER
to be registered in the name of and
delivered to and Treasury Notes are
to be transferred to a Person other
than the Holder, please print such
Person's name and address:
                                            Please print name and address of
                                            Registered Holder:

____________________________________        __________________________________
                  Name                                     Name


____________________________________        __________________________________
                Address                                  Address

Social Security or other Taxpayer
Identification Number, if any               __________________________________

Transfer Instructions for Treasury Notes Transferable Upon Holder's Early
Settlement: